Evolus Announces Preliminary Unaudited Fourth Quarter
and Full-Year 2021 Net Revenue and Provides 2022 Guidance

•Q4 2021 Preliminary Unaudited Net Revenue of Approximately $34.7 Million, Up 68% from Q4 2020
•Full-Year 2021 Preliminary Unaudited Net Revenue of Approximately $99.7 Million, Up 76% Over 2020
•2022 Net Revenue Expected to be $143 to $150 Million Representing 43% to 50% Growth
•Cash Position (Unaudited) at December 31, 2021 of Approximately $146.3 Million

NEWPORT BEACH, Calif., January 26, 2022 – Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a customer-centric approach focused on delivering breakthrough products, today announced its preliminary, unaudited net revenue and cash position as of and for the fourth quarter and full-year ended December 31, 2021. The preliminary unaudited results described in this press release are estimates only based on the most current information available to management and are subject to change until the audit of the company’s 2021 financial results is completed and the company reports its full financial results for the fourth quarter and full-year 2021, which is planned for early March 2022.

“We are very pleased to announce record fourth quarter 2021 sales that demonstrated continued strong customer adoption and further market share gains,” said David Moatazedi, President and Chief Executive Officer. “During the quarter we added customer accounts and expanded our consumer loyalty program to record levels, a testament to the power of the Jeuveau® brand. Our focus on the millennial consumer, the fastest-growing neurotoxin user segment, together with the unique value proposition we offer clinicians through our innovative co-branded marketing program, continued to drive growth above the projected growth rate of our industry. And, thanks to the outstanding performance of our dedicated employees, Evolus is well-positioned for continued growth and success.”
Preliminary Unaudited 2021 Results and Key Business Highlights

•Total net revenues for the fourth quarter of 2021 of approximately $34.7 million, a 68% increase over the fourth quarter of 2020, driven by both higher volumes and a higher average selling price.
•Total net revenues for the full year 2021 of approximately $99.7 million, a 76% increase over full-year net revenues in 2020.
•Accounts purchasing Jeuveau® increased by more than 400 in the fourth quarter. During 2021, more than 1,400 new accounts were added bringing the total number of accounts purchasing to date since launch to more than 7,0001.
•Continued robust adoption of the Evolus consumer loyalty program with nearly 55,000 new consumers enrolled in the fourth quarter, bringing the total number of consumers at year-end to more than 270,0002.
•Cash and cash equivalents at December 31, 2021 of approximately $146.3 million, reflecting strong sales growth and cash collections, prudent expense management, and borrowings of $68.7 million from the first tranche of the recently negotiated credit facility, net of discounts and issuance costs. The company believes its credit facility will be sufficient to fund the company through cash flow breakeven, removing the need for further financing of its current operations.

2022 Outlook

“The strength of our execution in 2021 along with favorable underlying trends in the aesthetic neurotoxin market gives us the confidence to introduce 2022 total net revenues guidance,” Moatazedi continued. “Factoring in a first-quarter impact from the Omicron variant, and assuming a resumption of normal market conditions for the remainder of the year, we currently expect to grow total net revenues in 2022 by 43% to 50%, which positions Evolus for another year of above industry average growth. We believe we have funding adequate to carry us through cash flow breakeven and expect to continue gaining market share with Jeuveau® while we execute on our strategy to become a leading, multi-product aesthetic company.

“During 2022, we plan to achieve several important milestones including initiating enrollment in our Phase 2 ‘extra strength’ clinical study and completing the necessary regulatory steps to obtain commercial approval in Australia. Also, beginning in the third quarter of this year we expect to launch Nuceiva® in select countries in the nearly $500 million European market3. Europe is an important part of our long-term plan for growth, and we intend to enter additional countries as we build our international presence.”

2022 Guidance and Select Milestones

•Total net revenues for 2022 are estimated to be between $143 million and $150 million, representing strong year-over-year growth of 43% to 50%. This guidance assumes a minimal sales contribution from international markets.
•The company expects its adjusted gross profit margin4 for the full year 2022 to be between 58% and 61%. As previously disclosed, settlement royalty rates are scheduled to decrease in September 2022, which is expected to lift the adjusted gross profit margin to 68% to 71% in the fourth quarter of 2022.
•Non-GAAP operating expenses4 for 2022 are estimated to be between $135 million and $140 million, which consists mainly of continued investments in the growth of Jeuveau® in the U.S. plus Nuceiva® launch expenses in Europe.
•During the first quarter of 2022, Evolus anticipates enrolling the first patient in its Phase II program evaluating an “extra strength” dose of Jeuveau® for extended duration.
•Evolus expects to commence its European launch in select countries during Q3 2022 when market conditions in Europe are expected to be more favorable for a new product launch.
•The company expects its regulatory filing for marketing approval in Australia will receive acceptance in the first quarter of 2022, setting the stage for a commercial launch in 2023.

About Evolus, Inc.

Evolus (Nasdaq: EOLS) is a performance beauty company with a customer-centric approach to delivering breakthrough products. Approved in 2019 by the U.S. Food and Drug Administration, Jeuveau® (prabotulinumtoxinA-xvfs) is the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Jeuveau® is powered by Evolus’ unique technology platform and is designed to transform the aesthetic market by eliminating the friction points existing for customers today. Visit us at www.evolus.com and follow us on LinkedIn, Twitter, Instagram or Facebook.

Forward-Looking Statements

This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements that relate to the status of regulatory processes, future plans, events, prospects or performance and statements containing the words “plans,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed,” or other forms of these words or similar expressions, although not all forward-looking statements contain these identifying words. The company’s forward-looking statements include, but are not limited to, statements related to the company’s prospects, strategy and market share, the company’s financial outlook for 2022 and expectations regarding clinical study enrollment, regulatory approvals and international commercial product launches.

Forward-looking statements involve risks and uncertainties that could cause actual results or experiences to differ materially from those expressed or implied by the forward-looking statements. Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include uncertainties associated with our ability to address all of our losses, costs, expenses, liabilities and damages resulting from the settlement agreement with Daewoong and our ability to comply with the terms and conditions in the Allergan/Medytox Settlement Agreements, the continued impact of COVID-19 on our business and the economy generally, uncertainties related to customer and consumer adoption of Jeuveau®, the efficiency and operability of our digital platform, competition and market dynamics, and our ability to maintain regulatory approval of Jeuveau® and other risks described in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 that was filed with the Securities and Exchange Commission on November 2, 2021. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Evolus undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If the company does update or revise one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.

Jeuveau® and Nuceiva® are registered trademarks of Evolus, Inc.

Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.

1 Represents cumulative statistics from the launch of Jeuveau® in May 2019 through December 31, 2021.
2 Represents cumulative statistics from the launch of Evolus Rewards in May 2020 through December 31, 2021
3 Estimated total botulinum toxin market value for Europe in 2022; Clarivate Aesthetic Injectables Market Insights (November 2020)
4 “Adjusted gross profit” is calculated as gross profit excluding amortization of an intangible asset. Adjusted gross profit margin is defined as adjusted gross profit as a percentage of total net revenues. “Non-GAAP operating expenses” are operating expenses excluding product cost of sales, revaluation of contingent royalty obligations, stock-based compensation expense, and depreciation and amortization. Management believes that adjusted gross profit margin is an important measure for investors because management uses adjusted gross profit margin as a key performance indicator to evaluate the profitability of sales without giving effect to costs that are not core to our cost of sales, such as the amortization of an intangible asset. Management believes that non-GAAP operating expenses are useful in helping to identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating expenses will enable investors to assess the company in the same way that management has historically assessed the company’s operating expenses against comparable companies with conventional accounting methodologies. Non-GAAP measures should not be considered superior to and are not intended to be considered in isolation or as a substitute for GAAP financial measures. Due to the forward-looking nature of the adjusted gross profit and non-GAAP operating expenses outlook disclosed in this press release, no reconciliation of such non-GAAP measures to the comparable GAAP financial measures is available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the forward-looking adjusted gross profit and non-GAAP operating expenses, that have not yet occurred and/or cannot be reasonably predicted. Such unavailable information could have a significant impact on the company’s GAAP financial results.

Investor/Media Contact:
David K. Erickson, Evolus, Inc.
Vice President, Investor Relations
Tel: 949-966-1798
Email: david.erickson@evolus.com